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Exhibit 23.1

CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 30, 2007, relating to the consolidated financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
May 20, 2007

         We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 4, 2006, except for the effects of the restatement described in Note 1A (not presented herein) to the consolidated financial statements appearing under Item 8 of the Company's Annual Report on Form 10-K/A for the year ended December 31, 2005, as to which the date is July 14, 2006, relating to the Predecessor financial statements and financial statement schedule of The Hertz Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
May 20, 2007

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CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM